EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 11/23/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	2.42%	1.68%	14.56%
Class B Units	2.40%	1.62%	13.68%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED NOVEMBER 23, 2007

Grant Park recorded trading gains during the Thanksgiving holiday week.  Profits came from a majority of sectors; positions in the interest rates, energies, soft/agricultural commodities and metals resulted in the largest gains.  Losses were isolated to the stock index sector.

Long positions in the interest rate sector posted gains during the short trading week.  Analysts described the rally as flight-to-quality buying after investors continued to dump equities and corporate bonds in favor of the relative safety of government debt instruments.  Positions in the U.S. Ten-year note and German bund registered some of the largest gains as worries over credit market exposure continued to plague financial markets.

Despite reports of a jump in crude oil inventories, energy prices were higher during the week.  Long positions in the crude oil market were profitable after the January contract on NYMEX climbed $4.34 for the week, settling at $98.18 per barrel.  Commentators suggested that a weaker U.S. dollar, which established another new low relative to the euro, spurred foreign buying of dollar-denominated crude oil.  Gasoline and heating oil prices also rose, adding to gains.

The weak dollar put a bid into grain prices, resulting in gains for the soft/agricultural commodities sector.  Long positions in the soybean complex were profitable as analysts suggested that the greenback’s slide to record lows against the euro sparked buying on behalf of foreign interests.  A Friday report showed that exports had jumped by 39% compared to the previous week.  Long positions in wheat reported gains as that market also rallied on reports of increased exports.

Long positions in the precious metals were profitable.  Gold was $37.70 higher by the close on Friday, settling the week at $824.70 per ounce as the weak dollar and higher energy prices marked a return of investors’ worries over the likelihood of higher inflation.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Lastly, equities markets traded to lower levels by the end of the week, resulting in small losses for the stock index sector.  Long positions in the Spanish IBEX sustained the largest losses as worries over credit market exposure continued to bleed across global stock markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com